AMENDED SCHEDULE A TO

AGREEMENT AND DECLARATION OF TRUST OF

OLD MUTUAL ADVISOR FUNDS DATED MAY 27, 2004

AS AMENDED JUNE 29, 2006

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Old Mutual Asset Allocation Conservative Portfolio	Class A Class C Institutional Class Class Z
Old Mutual Asset Allocation Balanced Portfolio	Class A Class C Institutional Class Class Z
Old Mutual Asset Allocation Moderate Growth Portfolio	Class A Class C Institutional Class Class Z
Old Mutual Asset Allocation Growth Portfolio	Class A Class C Institutional Class Class Z
Old Mutual Copper Rock Emerging Growth Fund	Class A Class C Institutional Class Class Z
Old Mutual Analytic Defensive Equity Fund	Class A Class C Institutional Class Class Z
Old Mutual Clay Finlay China Fund	Class A Class C Institutional Class Class Z
Old Mutual Clay Finlay Emerging Markets Fund	Class A Class C Institutional Class Class Z

Old Mutual International Equity Fund	Class A Class C Institutional Class Class Z
Old Mutual Analytic Global Defensive Equity Fund	Class A Class C Institutional Class Class Z
Old Mutual VA Asset Allocation Conservative Portfolio	Initial Class Service Class
Old Mutual VA Asset Allocation Balanced Portfolio	Initial Class Service Class
Old Mutual VA Asset Allocation Moderate Growth Portfolio	Initial Class Service Class
Old Mutual VA Asset Allocation Growth Portfolio	Initial Class Service Class
Old Mutual Analytic VA Defensive Equity Portfolio	Initial Class Service Class
Old Mutual Analytic VA Global Defensive Equity Portfolio	Initial Class Service Class

OLD MUTUAL ADVISOR FUNDS

By:	/s/ Andra C. Ozols

Name:	Andra C. Ozols

Title:	Vice President and Secretary